UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James R. Lines Retirement and Severance and Transition Agreement

On August 9, 2021, Graham Corporation (the “Company”) and James R. Lines entered into a Severance and Transition Agreement (“Transition Agreement”) pursuant to which Mr. Lines will resign from his position as the Company’s Chief Executive Officer and as a member of the Board of Directors, and from positions he holds with all Company subsidiaries and affiliates, effective as of the close of business on August 31, 2021 (the “Separation Date”). The Transition Agreement provides that for a period of 18 months following the Separation Date, Mr. Lines will provide certain transition-related services to the Company. The Transition Agreement also provides that the Company will pay Mr. Lines (i) a severance payment in an amount equal to 18 months of Mr. Lines’ base salary, less applicable deductions and withholdings, payable in accordance with the Company’s regular payroll schedule and practices, and (ii) monthly health premiums for a period of 18 months following the Separation Date subject to certain conditions contained in the Transition Agreement.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Daniel Thoren as Chief Executive Officer and Amended and Restated Employment Agreement

On August 9, 2021, the Company and Daniel Thoren, the Company’s President and Chief Operating Officer, entered into an Amended and Restated Employment Agreement (the “Restated Employment Agreement”), effective as of the close of business on August 31, 2021, which amends and restates the Employment Agreement between the Company and Mr. Thoren dated as of June 1, 2021. Pursuant to the terms of the Restated Employment Agreement, Mr. Thoren will become the Company’s President and Chief Executive Officer effective as of the close of business on August 31, 2021.

The Restated Employment Agreement has a term of one year, subject to automatic renewal periods until the Restated Employment Agreement is terminated or Mr. Thoren attains the age of 65. Mr. Thoren’s initial base salary rate pursuant to the Restated Employment Agreement is $400,000 per year. If Mr. Thoren remains continuously and actively employed by the Company through June 1, 2023, he will receive a retention bonus equal to $730,000.

The Restated Employment Agreement provides that, upon termination of Mr. Thoren’s employment by the Company without cause, or if Mr. Thoren resigns because of the Company’s material breach of the Restated Employment Agreement, the Company will pay Mr. Thoren compensation due him through the date of termination, including any accrued bonus, and continue his base salary for 12 months following such termination. The Restated Employment Agreement also provides that, if following a change in control of the Company, Mr. Thoren’s employment is terminated by the Company without cause, or if Mr. Thoren resigns in certain situations set forth in the Restated Employment Agreement, the Company will make a payment to Mr. Thoren in an amount equal to 2.5 times the sum of (i) Mr. Thoren’s annual salary, and (ii) his target annual bonus at the time of his termination or resignation. If Mr. Thoren’s employment with the Company is terminated for any reason, he will be subject to a 12-month covenant not to compete with the Company, not to interfere in certain of the Company’s business relationships, and not to disclose confidential information of the Company. The Restated Employment Agreement also contains customary releases, covenants, and confidentiality provisions.

In connection with Mr. Thoren’s appointment as the Company’s Chief Executive Officer, the Compensation Committee of the Board of Directors of the Company has revised the target bonus levels under the Company’s Annual Executive Cash Bonus Program (the “Cash Bonus Program”) for the fiscal year ending March 31, 2022 (“Fiscal 2022”) at 100% attainment of both Company and personal objectives for Mr. Thoren from 50% to 100% of base salary. Pursuant to the Cash Bonus Program, Mr. Thoren will be eligible to receive anywhere from 0% to 200% of his target bonus level depending on the attainment of such objectives. The performance goal weightings for Mr. Thoren for Fiscal 2022 are as follows: Consolidated Net Income - 40%; Consolidated Bookings - 40%, and Personal Goals - 20%.

In addition, the Compensation Committee has increased Mr. Thoren’s Long-Term Incentive Percentage (the “L-T Percentage”) under the Company’s Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives (the “Restricted Stock Bonus Program”) from 50% to 100% and in connection therewith, approved grants to Mr. Thoren under the Restricted Stock Bonus Program of shares of time-vested restricted stock and shares of performance-vested restricted stock. The grants will be made as of September 1, 2021 (the “Effective Date”) and the number of shares will be calculated in accordance with the formula contained in the Restricted Stock Bonus Program based on Mr. Thoren’s base salary under the Restated Employment Agreement and the closing price of the Company’s Common Stock on the NYSE on the Effective Date. The actual number of restricted shares to be granted to Mr. Thoren will be determined by reducing the number of shares calculated under the formula in the Restricted Stock Bonus Plan by the number of shares granted to Mr. Thoren on May 26, 2021 under the Restricted Stock Bonus Plan which were based on his then applicable L-T Percentage of 50%.

There are no family relationships between Mr. Thoren and any of the Company’s directors or executive officers. In connection with the Company’s acquisition of Barber-Nichols (“BN”) on June 1, 2021, the Company assumed a real estate lease with Ascent Properties Group LLC (“APG”) for BN’s headquarters located in Arvada, Colorado for $39,667 per month ($476,000 per year), and an equipment lease with ASC for equipment used by BN in its operations for an additional $29,397 per month ($352,761 per year). Mr. Thoren owns 74.7% of ASC. The Company’s believes that the foregoing represents the fair market rental values for such facility and equipment.

The foregoing description of the Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

A copy of the press release dated August 10, 2021 announcing the foregoing events is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Severance and Transition Agreement, dated as of August 9, 2021, between Graham Corporation and James R. Lines

10.2	Amended and Restated Employment Agreement, dated as of August 9, 2021, between Graham Corporation and Daniel Thoren

99.1	Press release dated August 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: August 10, 2021	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and
Chief Financial Officer